Exhibit 10.12

STATEMENT

I, Yin Baohong, the resident of People’s Republic of China (hereafter “China”) and the ID card number 320102196710242849, am now possessing 21% equity right of Beijing Dongda Zhengbao Science and Technology Co., Ltd (hereafter “S&T Company”). I, as the shareholder of S&T Company, hereby make the following statements about the profit distribution and other affairs:

1.

The profit distribution of RMB 5,951,631.32 (hereafter “ this Distribution”) ratified by Board of Directors of S&T Company in March of 2005 was the undistributed profit before the execution of Technology Support and Consulting Service Agreement (hereafter “TSC Agreement”) between S&T Company and Beijing Champion Distance Education Technology Co., Ltd (hereafter “Champion Company”) on May 1st, 2004;

2.	This Distribution was one-off distribution, there will be no profit to be distributed to the shareholders of S&T Company after the mentioned distribution above;

3.	This Distribution was ratified according to the rights empowered by article 17, Annex 1 of TSC Agreement, and there was no breach of TSC Agreement;

4.	I, as the shareholder of S&T Company, have no intention and will not get any dividends from S&T Company; and

5.	I, as the shareholder of S&T Company, will return all the dividends, less the taxes and expenses, to Champion Company according to relevant Chinese laws and regulations if I got any dividends from S&T Company after this Distribution mentioned above.

It is hereby stated.

Signature:	Yin Baohong

Date:	March 24th, 2008

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